                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Cypress Bioscience, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                            CYPRESS BIOSCIENCE, INC.
                        4350 Executive Drive, Suite 325
                          San Diego, California 92121

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 27, 2001

                               ----------------

To The Stockholders Of Cypress Bioscience, Inc.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Cypress Bioscience Inc., a Delaware corporation (the "Company"), will be held on Friday, July 27, 2001 at 11:00 a.m. local time at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037 for the following purposes:

1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on June 13, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                                   /s/ Jay D. Kranzler

                                          Jay D. Kranzler,
                                          Chief Executive Officer, President
                                           and Secretary

San Diego, California
July 5, 2001


    All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                            CYPRESS BIOSCIENCE, INC.
                        4350 Executive Drive, Suite 325
                              San Diego, CA 92121

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 July 27, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Cypress Bioscience Inc., a Delaware corporation ("Cypress" or the "Company"), for use at the Annual Meeting of Stockholders to be held on July 27, 2001 at 11:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about July 5, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on June 13, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 13, 2001 the Company had outstanding and entitled to vote 6,199,100 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

   On behalf of the Company, ADP Investor Communication Services ("ADP") mails this proxy to stockholders that hold shares of the Company's stock in street name. ADP has implemented procedures by which stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. Accordingly, certain stockholders whose stock is held in street name may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

   The telephone and Internet voting procedures implemented by ADP are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

   Beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP that offers the ability to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP program, you may grant a proxy to vote those shares telephonically by calling the telephone number or via the Internet at ADP's web site shown on the instruction form received from your broker or bank.

General Information for All Shares Voted Via the Internet or By Telephone

   Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Pacific time on July 27, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

   Any person giving a proxy, whether by returning the attached proxy card, over the telephone or via the Internet, pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4350 Executive Drive, Suite 325, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 7, 2002. Unless a stockholder who wishes to bring a matter before the 2002 annual meeting of stockholders notifies the Company of such matter prior to May 21, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   Proposal 1

                             Election Of Directors

   The Company's Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

Samuel D. Anderson

   Samuel D. Anderson, age 65, was elected by stockholders and has served as a director of the Company since April 1998. Currently Mr. Anderson is an independent consultant. From 1990 to 1991, he was the President and Chief Executive officer of Trancel Corporation, a biotechnology company. From 1984 to 1989 Mr. Anderson was the Chief Executive Officer of Alpha Therapeutics Corporation, a blood plasma fractionator, and between 1989 and 1990 served as its Chairman of the Board. Mr. Anderson is currently Chairman of the Board of Hycor and is also a director of SeraCare.

Jack H. Vaughn

   Jack H. Vaughn, age 80, was elected by stockholders and has served as a director of the Company since 1991. Mr. Vaughn is a retired foreign service officer, his last post having been U.S. Ambassador to Columbia. Mr. Vaughn has been a director of the Nature Conservancy since 1984, Columbia Pictures since 1978, and Allegheny & Western Energy Corporation since 1982.

                       The Board Of Directors Recommends
                     A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2002 Annual Meeting

Larry Kessel

   Larry Kessel, M.D., age 47, was elected by the Board to serve as a director in October 1999. Currently, Dr. Kessel is in private practice in internal and geriatric medicine and since 1985 he has served a medical director at Integrated Health Services, a conglomerate involved in geriatric care. He has been a clinical instructor at Jefferson Medical College since 1984. Dr. Kessel currently serves on the Board of Directors of the Gemini Fund.

Charles B. Nemeroff

   Charles B. Nemeroff, M.D., Ph.D., age 51, was elected by the Board to serve as a director in March 2001. Dr. Nemeroff has been the Reunette W. Harris Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at the Emory University School of Medicine in Atlanta, Georgia since 1991. He serves on the Mental Health Advisory Council of the National Institute of Mental Health and the Biomedical Research Council for NASA. Dr. Nemeroff is the President of the American College of Psychiatrists and past President of the American College of Neuropsychopharmacology. He serves as the Editor-in-Chief of Psychopharmacology Bulletin, Associate Editor of Biological Psychiatry and is the co-Editor-in-Chief of both Critical Reviews in Neurobiology and Depression and Anxiety. Dr. Nemeroff has received numerous awards for his research including the Bowis Award from the American College of Psychiatrists and the Menninger Prize from the American College of Physicians.

Director Continuing in Office Until the 2003 Annual Meeting

Sheldon Drobny

   Sheldon Drobny, age 55, was elected by the Board to serve as a director in June 2001. Mr. Drobny is a certified public accountant and winner of the Elijah Watts Sells award. Mr. Drobny has been a partner in the Northbrook, Illinois based accounting firm of Adler Drobny Fischer since 1971 and is admitted to practice before the U.S. Tax Court as a non-attorney. Mr. Drobny worked for the Internal Revenue Service from 1967 to 1971 as an auditor, supervisor and instructor. Mr. Drobny currently serves as Chairman and Managing Director of the Paradigm Group, L.L.C., and is on the board of directors of Vertaport, Inc. and Alternative Medicine, Inc. Mr. Drobny received his BS in accounting from Roosevelt University. He has been an author and lecturer in the field of accounting and taxation.

Martin B. Keller, M.D.

   Martin B. Keller, M.D., age 54, was elected by the Board to serve as a director in May 2001. Dr. Martin Keller has been the Mary E. Zucker Professor and Chairman of the Department of Psychiatry and Human Behavior at the Brown University School of Medicine in Providence, Rhode Island since 1989. He is also Executive Psychiatrist-in-Chief at the seven Brown University affiliated hospitals. Dr. Keller is a consultant to various pharmaceutical companies including Bristol-Myers Squibb, Eli Lilly, Forest Laboratories, Janssen, Merck, Inc, Organon, Pharmacia/Upjohn, Pfizer, Inc. and Wyeth-Ayerst Laboratories. In addition, he serves on the scientific advisory board of numerous pharmaceutical companies including Bristol-Myers Squibb, Eli Lilly, Merck, Inc, Pfizer, SmithKline Beecham and Wyeth-Ayerst. Dr. Keller received his BA from Dartmouth College and his medical training at Cornell University, and completed a medical internship at Bellevue Medical Center in New York City and a psychiatric residency at Massachusetts General Hospital in Boston.

Jay D. Kranzler

   Jay D. Kranzler, M.D., Ph.D., age 43, was appointed as the Company's Chief Executive Officer and Vice-Chairman in December 1995. In April 1996, Dr. Kranzler also assumed the position of the Company's Chief Scientific Officer until February 1999, and in November 1997, also assumed the position of the Company's Chief Financial Officer. In April 1998, Dr. Kranzler was appointed as Chairman of the Board. From January 1989 until August 1995, Dr. Kranzler served as President, Chief Executive Officer and a director of Cytel Corporation, a publicly held biotechnology company. Dr. Kranzler has been an adjunct member of the Research Institute of Scripps Clinic since January 1989. Before joining Cytel, from 1985 to January 1989, Dr. Kranzler was employed by McKinsey & Company, a management-consulting firm, as a consultant specializing in the pharmaceutical industry.

Non-Director Executive Officers

John Bonfiglio

   John Bonfiglio, Ph.D., age 46, was appointed Chief Operating Officer and Executive Vice President of the Company in June, 2001. Dr. Bonfiglio has most recently served as President and CEO of Peregrine Pharamceuticals (formerly known as Techniclone Corporation). Dr. Bonfiglio joined Techniclone in 1997 in the capacity of Vice President of Business Development. In 1998, he was promoted to Vice President Technology and Business Development and also held the title of interim Vice President Regulatory and Clinical Affairs. In November 1999, the Techniclone Board of Directors appointed him to Interim President. He assumed the fulltime position of President and CEO in May of 2000. Prior to his tenure at Techniclone, Dr. Bonfiglio was Director of Strategic Business at Baxter Healthcare Corporation. He also served in a variety of key business development, marketing and research and development positions at Allergan Inc. Dr. Bonfiglio holds an MBA from Pepperdine University, and a Ph.D. in organic chemistry from the University of California, San Diego.

R. Michael Gendreau

   R.Michael Gendreau, M.D., age 46, was appointed Vice President of Research and Development and Chief Medical Officer of the Company in December 1996 and was promoted to Executive Vice President of Research and Development, Chief Medical Officer, and Chief Scientific Officer in February of 1999. Dr. Gendreau joined the Company in 1994 and held various positions from 1994 through 1996, including Executive Director of Scientific Affairs. From 1991 to 1994, Dr. Gendreau was Vice President of Research and Development and Chief Medical Officer for MicroProbe Corporation, a developer and manufacturer of DNA probe-based diagnostic equipment

Sabrina Martucci Johnson

   Sabrina Martucci Johnson, age 35, was appointed Vice President of Sales and Marketing of the Company in October of 2000 and the Vice President of Marketing in March 2001. Ms. Johnson joined the Company in August of 1998 and held various positions from 1998 through 2000, including Product Director and Executive Director of Marketing and Sales. Ms. Johnson previously held marketing and sales positions with Clonetics and Advanced Tissue Sciences from 1993 to 1998. Ms. Johnson has an MBA from the American Graduate School of International Management (Thunderbird) and a MS in Biochemical Engineering from the University of London.

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, the Board of Directors held seven meetings and acted by unanimous written consent one time. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee that has a Non-executive Stock Option Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls and reviews with financial management and the independent auditors the financial statements to be included in the Company's annual report on Form 10-K and the quarterly reports on Form 10-Q's prior to their filings or prior to the applicable earnings release. The Audit Committee is composed of three directors: Mr. Vaughn (Chairman), Mr. Drobny and Mr. Anderson. It met one time during 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A.

   The Compensation Committee makes recommendations based on management's input concerning salaries and incentive compensation, awards stock options to executives under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three directors: Mr. Anderson (Chairman), Mr. Vaughn and Dr. Kessel. It met one time during the year 2000 and acted by unanimous written consent one time.

   The Stock Option Committee considers and recommends to the Board of Directors the number and terms of stock options to be granted to officers and employees. The Stock Option Committee is composed of two directors: Mr. Anderson and Dr. Kessel. The Non-Executive Officer Stock Option Committee was created by the Stock Option Committee in February 1996. It has the authority to grant certain numbers of options to employees who are not the Company's executive officers; provided, however, that the number of options granted to employee by the Non-Executive Officer Stock Option Committee is limited to 250,000 each period between Board meetings. The Non-Executive Officer Stock Option Committee is comprised of one director: Dr. Kranzler.

   During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors/1/

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

   The Audit Committee has reviewed and discussed the Company's audited financial statements with management and the Company's independent auditors. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter form Ernst & Young LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with Ernst and Young LLP their independence from the Company.

   The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix "A" to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of National Association of Securities Dealers.

   The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          AUDIT COMMITTEE
                                          Samuel D. Anderson
                                          Sheldon Drobny
                                          Jack H. Vaughn
--------
/1/This Section is not "soliciting material", is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company's filings under the Securities Act of 1933 (the "Securities Act"), as amended, or the Securities Exchange Act of 1934 as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   Proposal 2

               Ratification Of Selection Of Independent Auditors

   The Board has selected Ernst & Young LLP ("E&Y") as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. E&Y has audited the Company's financial statements since the fiscal year ended December 31, 1994. Representatives of E&Y are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of E&Y as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by E&Y for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $95,000.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, E&Y did not provide any information technology consulting services to the Company.

   All Other Fees. During the fiscal year ended December 31, 2000, the aggregate fees provided by E&Y for tax services and other miscellaneous consulting services was $17,125.

   The Company's Audit Committee has considered the provision of services other than the audit services by E&Y and has determined that the provisions of these other services by E&Y is compatible with maintaining E&Y's independence.

                       The Board Of Directors Recommends
                         A Vote In Favor Of Proposal 2.

                             Security Ownership Of
                    Certain Beneficial Owners And Management

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 31, 2001 by: (i) all those known by the Company to be beneficial owners of more than five percent of its Common Stock;
(ii) each of the executive officers named in the Summary Compensation Table;
(iii) each director and nominee for director; and (iv) all executive officers and directors of the Company as a group.

                                                                Amount And Nature Beneficial
                                                                        Ownership of         Percent of Class of
Beneficial Owner of Common Stock(/1/)                                Common Stock(/2/)        Common Stock(/2/)
-----------------------------------------------------------------------------------------------------------------
Paramount Capital Asset
 Management, Inc                                                          1,784,523(/3/)             28.8%
787 Seventh Avenue, 44th
 Floor
New York, NY 10019

R. Michael Gendreau                                                          59,153(/4/)                *

Sabrina Martucci Johnson                                                      7,091(/5/)                *

Jay D. Kranzler                                                             523,473(/6/)              7.8%

Samuel D. Anderson                                                           14,290(/7/)                *

Sheldon Drobny                                                               38,361(/8/)                *

Martin B. Keller                                                              5,133(/9/)                *

Larry J. Kessel                                                              13,966(/10/)               *

Charles Nemeroff                                                              6,988(/11/)               *

Jack H. Vaughn                                                               13,604(/12/)               *

All Directors and Executive
 Officers as a Group (9
 persons)                                                                   682,059(/13/)              10%

*Less than one percent

--------
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedule 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except as shown otherwise in the table, the address of each stockholder listed is in care of Cypress Bioscience Inc. at 4350 Executive Drive, Suite 325, San Diego, California, 92121.
(2) Percentage of beneficial ownership is based upon 6,199,100 shares of the Company's Common Stock outstanding as of May 31, 2001.
(3) Paramount Capital Asset Management, Inc. is the managing member of both Aries Select I, LLC and Aries Select II, LLC, Delaware limited liability companies ("Aries Select I & II") and the investment manager of Aries Select, Ltd., a Cayman Islands exempted company ("Aries Select, Ltd.") Of the 1,784,523 shares of Common Stock indicated as beneficially held, Paramount Capital shares voting and dispositive power with the following persons or entities: Aries Select I with respect to 524,299 of the shares; Aries Select II with respect to 42,202 of the shares; and The Aries Select, Ltd. with respect to 1,218,022 of the shares.
(4) Includes 59,153 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 31, 2001.
(5) Includes 7,091 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 31, 2001.
(6) Includes 482,677 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 31, 2001. Also includes 37,672 shares of Common Stock held by the Company's 401(k) plan for which Dr. Kranzler, as trustee of the 401(k) plan, has voting rights to such shares.

(7) Includes 11,165 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 31, 2001.
(8) Includes 34,000 shares of Common Stock held by Anita Drobny, Mr. Drobny's spouse. Also includes 4,361 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 31, 2001.
(9) Includes 5,133 shares of Common Stock issuable pursuant to options or other rights exercisable within 60 days of May 31, 2001.
(10) Includes 13,716 shares of Common Stock issuable pursuant to options or other rights exercisable within 60 days of May 31, 2001.
(11) Includes 6,988 shares of Common Stock issuable pursuant to options or other rights exercisable within 60 days of May 31, 2001.
(12) Includes 13,604 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 31, 2001.
(13) Includes 608,888 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             Executive Compensation

Compensation of Directors

   In the fiscal year ended December 31, 2000, each of the Company's non-employee directors received between $12,000 and $24,000 for such person's service as a director. In the year 2001, each of the Company's non-employee directors will be entitled to receive $24,000 for service as a non-employee director of the Company. Mr. Vaughn received $12,000 in cash compensation for service as a director during fiscal year 2000 and Mr. Anderson, Dr. Golde, Dr. Kessel and Dr. Rogers each received $24,000 in cash compensation for service as a director during fiscal year 2000. Dr. Golde and Dr. Rogers are no longer directors of the Company. Directors who are also employees of the Company do not receive any fee for their service as directors. None of the Company's directors receive any fees for their service on any committee of the Board. All of the Company's directors are reimbursed for their out-of-pocket travel and accommodation expenses incurred in connection with their service as the Company's directors.

   Each of the Company's directors may receive stock option grants under the 1996 Equity Incentive Plan (the "1996 Plan") and the 2000 Equity Incentive Plan (the "2000 Plan"). On March 20, 2001, the Company made the following option grants to its directors under the 1996 Plan:

                               Shares
                             Underlying
         Name                Options(#)
         ------------------------------
         Samual D. Anderson     3,124
         Jack H. Vaughn         2,655
         Larry J. Kessel        3,280
         Mark C. Rogers         3,124
         Jay Kranzler         126,136

   The Company granted an option to purchase 12,500 shares of Company Common Stock to Martin B. Keller on May 18, 2001, to Sheldon Drobny on June 11, 2001 and to Charles B. Nemeroff on April 2, 2001, in connection with Dr. Keller, Mr. Drobny and Dr. Nemeroff's appointments to the Board. Mr. Anderson, Mr. Golde, Dr. Kessel and Dr. Rogers received an option to purchase 12,500 shares of the Company's Common Stock upon their initial election to the Board.

   The 1996 Plan and the 2000 Plan (collectively the "Plans") provide for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards. Incentive Stock options granted under the Plans are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options, such as those granted to non-employee directors under the Plans, are not intended to qualify as incentive stock options under the Code. With the exception of options issued to stockholders holding more than 10% of the Company's stock, the exercise price of incentive stock options issued under the Plans may not be less than 100% of the fair market value on the date of grant, and the exercise price of nonstatutory stock options issued under the Plans may not be less than 85% of fair market value. The maximum term of options under the Plans is typically ten years, except that the term is five years for options issued under the Plans to stockholders holding more than 10% of the Company's stock. The 1996 Plan will terminate on January 17, 2006 and the 2000 Plan will terminate on May 3, 2010, unless earlier terminated by the Board. Generally, in the event of a sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization any surviving corporation shall assume awards outstanding under the Plans or substitute similar awards for those outstanding under the Plans.

   In May 2000, the Board of Directors adopted a resolution to provide that the vesting of all existing and future stock options held by non-employee directors will be accelerated upon a change of control (as defined below), as long as the option is exercised in the five days immediately prior to the change of control.

   In addition, in April, 2001, the Board approved automatic yearly option grants for each of its non-employee directors. On January 1 of each year (or the next business day) beginning in 2002, each non-employee director is automatically granted under the 2000 Plan, without further action by the Company, the Board of Directors, the Compensation Committee or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company (the "Annual Automatic Grants"). The exercise price of options granted under the 2000 Plan is the fair market value of the Common Stock subject to the option on the date of the option grant, as determined under the 2000 Plan. The Annual Automatic Grants will vest on a daily basis over a period of one year. The term of options granted under the 2000 Plan is 10 years. In the event of a (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity's parent; (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity's parent, cash or otherwise, and in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the Company or, where the Company is a wholly-owned subsidiary of another entity, the Company's parent; or (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least 75% of the combined voting power entitled to vote in the election of directors; provided, however, that nothing in this paragraph shall apply to a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company; the vesting of each option will accelerate and the option will become exercisable for the Company's Common Stock, as long as the option is exercised in the five days immediately prior to the event.

   Pursuant to a consulting agreement between the Company and Sam Anderson dated February 1, 2001, Mr. Anderson agreed to serve as a consultant to the Company to assist on an as needed basis. Mr. Anderson is paid $2,000 per day for any days that exceed his commitment as a member of the Company's Board of Directors. As of May 31, 2001, the Company had paid Mr. Anderson $2,000 for his services in the year 2001.

   Pursuant to a consulting agreement between the Company and Dr. Kessel dated October 28, 1999, Dr. Kessel agreed to spend on average three days per month working on the Company's behalf on clinical, sales and marketing issues at $4,000 per month. For the year 2000, the Company paid $52,000 to Dr. Kessel under such agreement. As of May 31, 2001, the Company has paid Dr. Kessel $20,000 for his services in the year 2001.

   Pursuant to a consulting agreement between the Company and Dr. Nemeroff dated March 1, 2001, Dr. Nemeroff agreed to serve as a consultant to the Company on an as needed basis. Dr. Nemeroff received an option to purchase 12,500 shares of the Company's Common Stock upon his election to the Board, and subject to the approval of the board of directors, may receive an additional two grants of options to purchase 25,000 shares of the Company's Common Stock. Dr. Nemeroff will be eligible to receive these options in exchange for his active and substantial participation and assistance in all of the following: identification, introduction, negotiation and/or completion of a strategic collaboration or similar transaction with any third party related to the treatment of fibromyalgia, based on a consulting agreement with the Company. As of May 31, 2001, Dr. Nemeroff had not received any additional stock option grants for his consulting services in the year 2001.

Option Cancel and Regrant Information

   On June 27, 2001, the Company implemented an option cancel and regrant program. Pursuant to the option cancel and regrant program, the exercise price of certain options held by certain executive officers and directors of the Company which included options held by Jay Kranzler, R. Michael Gendreau, Samuel Anderson, Larry Kessel, Charles Nemeroff and Jack Vaughn, were exchanged for options with an exercise price of $2.50, the fair market value of the Company's Common Stock on June 27, 2001, the date the option cancel and regrant program was effected. As a condition to participating in the option cancel and regrant program, optionees who elected to surrender their old options for the replacement options had to exercise at least twenty percent of the replacement options on June 27, 2001. In addition, the replacement options expire no later than the earlier of the expiration date of the original option grant, or June 27, 2006. Dr. Kranzler exercised his option to purchase 101,319 shares pursuant to a promissory note that was issued by the Company and is secured by his stock. The outstanding principal amount of the promissory note is due on June 27, 2006, and the interest is payable annually. The principal amount of the loan is $189,973.12 and the interest rate is variable, adjusted quarterly and is two points above the federal funds rate. The Board of Directors determined that the option cancel and regrant program was necessary to encourage the executive officers and directors named above, to remain service providers to the Company and to exert their maximum efforts on behalf of the Company.

Compensation of Executive Officers

   The following table sets forth all compensation awarded or paid to and earned by the Company's Chief Executive Officer during the fiscal years ended December 31, 2000, 1999 and 1998 as well as the other executive officers whose salary and bonus was in excess of $100,000 for services rendered to the Company during the years ended December 31, 2000, 1999 and 1998 and one former executive officer:

                           Summary Compensation Table

                                      Annual
                                   Compensation    Long-Term Compensation
                                              -------------------------------
                                                     Shares    All Other
Name and Principal       Fiscal   Base             Underlying Compensation
Position                  Year  Salary($) Bonus($) Options(#)     ($)
-----------------------------------------------------------------------------
Jay D. Kranzler           2000  $388,022  $264,000  124,999     $12,060(/1/)
 Chief Executive
  Officer,                1999   305,500   150,000       --      12,800(/2/)
 Chief Financial Officer
  and                     1998   277,000        --       --      11,300(/3/)
 Chairman of the Board

Carl Bobkoski(/4/)        2000  $145,217  $135,000       --     $14,319(/5/)
 Former President, Chief  1999   189,500        --   62,500      15,250(/6/)
 Operating Officer and    1998        --        --       --          --
 Corporate Secretary

R. Michael Gendreau,
 M.D.                     2000  $246,273  $125,000   15,625     $10,500(/7/)
 Executive Vice
  President,              1999   191,500    75,000       --      10,000(/8/)
 Research and
  Development,            1998   167,400        --   18,750      10,000(/9/)
 Chief Medical Officer;
  and
 Chief Scientific
  Officer

Sabrina Martucci
 Johnson(/10/)            2000  $101,014  $    300    4,687     $10,131(/11/)
 Vice President
  Marketing               1999        --        --       --          --
                          1998        --        --       --          --

--------
(1) Dr. Kranzler's salary was set at $427,000 per year, effective September 1, 2000. Includes $1,560 paid by the Company on behalf of Dr. Kranzler for life insurance premiums, and $10,500 of contributions made by the Company under the Company's 401(k) plan during 2000.
(2) Includes $2,800 paid by the Company on behalf of Dr. Kranzler for life insurance premiums and $10,000 of contributions made by the Company under its 401(k) plan during 1999.
(3) Includes $1,300 paid by the Company on behalf of Dr. Kranzler for life insurance premiums and $10,000 of contributions made by the Company under its 401(k) plan during 1998.
(4) Mr. Bobkoski resigned from the Company in August 2000.
(5) Includes $3,819 paid by the Company on behalf of Mr. Bobkoski for life insurance premiums and $10,500 of contributions made by the Company under its 401(k) plan during 2000.

(6) Includes $5,250 paid by the Company on behalf of Mr. Bobkoski for long-term disability premiums and $10,000 of contributions made by the Company under its 401(k) plan during 1999.
(7) Represents $10,500 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 2000.
(8) Represents $10,000 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 1999.
(9) Represents $10,000 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 1998.
(10) As a result of her employment with Fresenius in connection with the Company's restructuring of its agreement with Fresenius HemoCare, Ms. Johnson's employment as the Company's Vice President Marketing and Sales terminated in January 2001. Ms. Johnson was employed as a consultant by the Company from February 1, 2001 to March 20, 2001, when she was rehired by the Company as its Vice President Marketing.
(11) Represents $10,131 in contributions made by the Company on behalf of Ms. Johnson under its 401(k) plan during 2000.

             Stock Option Grants And Exercises In Last Fiscal Year

   The Company grants options to its executive officers under its 1996 Plan and its 2000 Plan. As of May 31, 2001, options to purchase a total of 861,220 shares were outstanding under the 1996 Plan, options to purchase 44,935 shares remained available for grant thereunder, options to purchase a total of 14,000 shares were outstanding under the 2000 Plan and 380,781 shares remained available for grant under the 2000 Plan. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 to the Company's executive officers:



                                   Individual Grants                             Potential
                          --------------------------------------            Realizable Value at
                                       % of Total                             Assumed Annual
                                        Options                               Rates of Stock
                           Shares      Granted to                            Appreciation for
                         Underlying   Employees in   Exercise               Option Term($)(/3/)
                          Options        Fiscal      Price Per   Expiration -------------------
Name                     Granted(#)   Year(%)(/1/) Share($)(/2/)    Date        5%       10%
-----------------------------------------------------------------------------------------------
Jay Kranzler............  124,999(4)       61%        $22.50      01/26/10  1,771,875 4,471,875
R. Michael Gendreau.....   15,625(4)        8%        $22.50      01/26/10    221,484   558,984
Sabrina Martucci
 Johnson................    4,687(4)        2%        $14.50      01/02/10     42,761   107,921

--------
(1) Based upon options to purchase a total of 203,760 shares of the Company's Common Stock granted during the fiscal year 2000.
(2) On June 27, 2001 certain options originally granted on January 26, 2000 and January 2, 2000 were cancelled and new options to acquire the same number of shares were granted, with an exercise price of $2.50, an amount equal to the fair market value on that date. See "Option Cancel and Regrant Program".
(3) The potential realizable value is based upon the assumption that the fair market value of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Actual realizable value, if any, on stock option exercises is dependent on the future performance of the Common Stock and overall market conditions, as well as the option holder's continued employment through the vesting period.
(4) Such options vest ratably and daily over a four-year period beginning on the date of grant.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

   The following table sets forth certain information as of December 31, 2000, regarding options held by the Company's executive officers. There were no stock appreciation rights outstanding at December 31, 2000.

                                Number of Shares        Value of Unexercised
                             Underlying Unexercised     In-The-Money Options
                              Options at FY-End (#)     as of FY-End ($)(/1/)
                            ---------------------------------------------------
   Name                     Exercisable Unexercisable Exercisable Unexercisable
  -----------------------------------------------------------------------------
   Jay Kranzler............   440,831      70,137         $ 0          $ 0
   R. Michael Gendreau.....    51,372      13,753         $ 0          $ 0
   Sabrina Martucci
    Johnson................     5,707       5,230         $ 0          $ 0

--------
(1) Calculation based upon $0.594, the closing sales price of the underlying shares of Common Stock as reported on The Nasdaq SmallCap Market on December 31, 2000, less exercise price. Since the exercise price, even in light of the recent option cancel and regrant program, is in excess of each of the exercise prices of the outstanding options, the value is $0.

Employment and Change of Control Agreements

   Jay D. Kranzler, M.D., Ph.D., the Company's Chairman of the Board, Chief Executive Officer, and Chief Financial Officer entered into an employment in January 1996, as amended in July 2000 and January 2001. For the year 2000, Dr. Kranzler received $388,022 for his salary, and received a retention bonus of $264,000. Pursuant to the January 2001 amendment, Dr. Kranzler's salary is set at $427,000, effective September 1, 2000. In addition, in the event that Dr. Kranzler's employment with the Company is terminated, Dr. Kranzler is entitled to severance payments equal to his base salary. The severance payments will be pro-rated in the event Dr. Kranzler's employment with the Company is terminated prior to August 31, 2001, based on the number of months he has served as the Company's Chief Executive Officer from September 1, 2000 until the date of termination. In the event Dr. Kranzler is replaced as the Company's Chief Executive Officer, Dr. Kranzler may elect to continue in the position of executive Chairman of the Board, devoting up to 50% of his time capacity to such position, at a pro-rated salary until December 31, 2003. As an alternative, Dr. Kranzler may elect to act solely as a non-executive Chairman of the Board, with no time commitment to the Company beyond acting as Chairman, and if he makes such election, Dr. Kranzler's salary shall be reduced to 25% of his base salary until December 31, 2003. Dr. Kranzler will receive this reduced compensation, based on which election he makes through December 31, 2003, even if Dr. Kranzler resigns as Chairman or Director and no longer devotes any time to the Company. In addition, in the event that Dr. Kranzler is terminated without cause, the Company consummates a merger, consolidation, corporate reorganization or acquisition of all or substantially all of the Company's assets that does not provide for Dr. Kranzler to assume the duties of the Chief Executive Officer, or Dr. Kranzler is demoted or removed from the position of Chief Executive Officer, then the vesting of all of Dr. Kranzler's outstanding options will be accelerated and all his options will be immediately exercisable.

   In April 1996, the Company entered into an employment agreement with Dr. R. Michael Gendreau, the Company's Executive Vice President, Research and Development, Chief Scientific Officer and Chief Medical Officer, whereby Dr. Gendreau's annual compensation consisted of a base salary of $149.000. During 2000, Dr. Michael Gendreau received a base salary of $246,273 and a retention bonus of $125,000, to be credited against any severance payments due to Dr. Gendreau in the future if he is terminated without cause. In the event that Dr. Gendreau's employment with the Company is terminated without cause due to a corporate merger or acquisition, Dr. Gendreau will receive a severance payment equal to six months of his salary.

   In June 2001, the Company entered into an employment agreement with Dr. John
N. Bonfiglio, the Company's Chief Operating Officer and Executive Vice President. Pursuant to the employment agreement, Dr. Bonfiglio will receive a base salary of $260,000 and the possibility, at the discretion of the Board, of a cash and/or stock bonus based on individual and Company performance. Dr. Bonfiglio was also granted an option to purchase 125,000 shares of Common Stock of the Company at an exercise price of $1.71. Forty percent of the shares subject to the option will vest on the first day of Dr. Bonfiglio's employment with the Company, and the remaining sixty percent will vest on a daily basis over a four year period from the effective date of the agreement. In addition Dr. Bonfiglio will receive an upfront payment of $5,000 to offset moving expenses and $2,000 per month to be used for living expenses, payable until the first year anniversary of his employment with the Company. In the event that Dr. Bonfiglio is terminated without cause prior to the first year anniversary of his employment with the Company, the Company agreed to provide him with a severance payment of the greater of the remainder of his salary for the rest of the one year term or the amount equal to three months salary, and his options will be vested for the same term for which he receives his severance and the time during which he can exercise his options will be extended for a year after his termination date. In addition, in the event that Dr. Kranzler is no longer Chief Executive Officer and the Company begins a search for a replacement, Dr. Bonfiglio will have the option of continuing his employment with the Company or resigning within 90 days of hire of the new Chief Executive Officer and receiving the greater of the remainder of his salary for the rest of the year, or six months base salary, and accelerated vesting of the number of shares subject to the option that would have vested had Dr. Bonfiglio remained employed with the Company during the six months following his termination date. The Company also agreed to give Dr. Bonfiglio 90 days advance notice of their intent not to renew his contract and in the event that the Company terminates his employment without this advance notice, he will be entitled to payment of his salary for each day that the 90 day notice period extends beyond the first anniversary of his employment, and continued vesting of his existing options during this time period.

   In February 1999, the Company entered into an employment agreement with Carl F. Bobkoski, the Company's former President, Chief Operating Officer and Corporate Secretary. Mr. Bobkoski resigned in August 2000. During 2000, Mr. Bobkoski was paid $145,217 in base salary through August 2000. In addition, in January 2000, Mr. Bobkoski was paid a retention bonus of $135,000, to be credited against any severance payments that he may have been entitled to in the future if he was terminated without cause. Mr. Bobkoski was not paid any severance in connection with his resignation.

Compensation Committee Interlocks and Insider Participation

   None of the members of the Compensation Committee are also employees or officers of the Company.

              Report of Compensation on Executive Compensation/1/

   The Compensation Committee (the "Compensation Committee") is currently composed of Mr. Anderson, Mr. Vaughn and Dr. Kessel, directors who are not the Company's employees. The Committee is responsible for establishing and administering the Company's executive compensation arrangements.

Compensation Philosophy

   The Company believes that a competitive, goal-oriented compensation policy is critically important to the creation of value for stockholders. To that end, the Company has created an incentive compensation program intended to reward outstanding individual performance. The goals of the compensation program are to align compensation with business objectives and performance to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. The Company's compensation program is intended to implement the following principles:

  . Compensation should be related to the value created for stockholders.

  . Compensation programs should support the short-term and long-term strategic goals and the Company's objectives.

  . Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions to its success.

  . Short-term and long-term compensation programs play a critical role in attracting and retaining well-qualified executives.

   While compensation opportunities are based in part upon individual contribution, the actual amounts earned by executives in variable compensation programs are also based upon how the Company performs. The executive compensation for the Chief Executive Officer and all other executives is based upon three components, each of which is intended to serve the Company's compensation principles.

Base Salary

   Base salary is targeted at the competitive median for similar companies in the biotechnology industry. For the purpose of establishing these levels, the Compensation Committee compares the Company's compensation structure from time to time with the companies that are located in San Diego covered in a compensation survey of the San Diego biotechnology industry entitled, Biotech Education Development Coalition.

   Based upon its reviews of industry data, the Compensation Committee determined that the base salaries of the Chief Executive Officer and all other executive officers were appropriate and necessary to attract individuals of such high caliber within the biotechnology industry. The Compensation Committee reviews the salaries of the Chief Executive Officer and other executive officers each year and such salaries may be increased based upon (i) the individual's performance and contribution, (ii) the Company's performance and
(iii) increases in median competitive pay levels.

Annual Incentives

   The Company has a cash bonus program whereby bonus amounts are determined based upon the achievement of corporate goals and individual performance. Any bonus is based, in part, upon the Company's performance and in part on individual performance. The Compensation Committee believes bonus amounts that have been paid to its executives are similar to those paid by other companies in the biotechnology industry.

--------
/1/The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company's filings under the Securities Act, or the Exchange Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Long-Term Incentives

   Long-term incentive compensation is provided through grants of options to purchase shares of the Company's Common Stock to the Chief Executive Officer, other executive officers and other employees. The stock options are intended to retain and motivate all employees to improve the Company's long-term performance. It is common in the biotechnology industry to grant stock options to all employees. Stock options have been granted to all of the Company's full-time employees. Executives and other employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The Compensation Committee believes the amount and value of such grants are based upon levels similar to other companies in the biotechnology industry. Generally, stock options are granted with an exercise price equal to prevailing market value. The stock options generally vest in increments over a period of years.

Compensation of the Chief Executive Officer

   Dr. Kranzler, the Company's Chief Executive Officer, assisted the Company in achieving a number of the Company's goals in 2000. During 2000, in response to the sales of the PROSORBA column and resulting cash flow during the year, the Company entered into negotiations to restructure the exclusive distribution agreement with Fresenius HemoCare with respect to the PROSORBA column. As a result of these negotiations, in January 2001 the Company received approximately $8.1 million as payment for certain assets related to the PROSORBA column and an upfront payment for future PROSORBA column sales. In accordance with the policies noted above, and in consideration of Dr. Kranzler's contributions to the Company, Dr. Kranzler's received $388,022 in 2000 for his salary, a 27% increase over what Dr. Kranzler received in 1999 for his salary. In addition, Dr. Kranzler's salary was set at $427,000, effective September 1, 2000. The committee also awarded Dr. Kranzler a bonus of $264,000 in 2000.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

   Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

   The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to the Company's executive officers shall be designed to qualify as "performance-based compensation."

                  Compensation Committee
                  Sam Anderson, Chairman
                  Larry Kessel, M.D.
                  Jack Vaughn

                        Stock Price Performance Graph/1/

Comparison of Cumulative Return on Investment

   The following Stock Price Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the periods indicated with the cumulative total return of the NASDAQ OTC Index and the NASDAQ Pharmaceuticals Stock Index. The Company has not declared any dividends since its inception. The Board and the Committee recognize that the market price of the Company's Common Stock is influenced by many factors, only one of which is the Company's performance. The historical stock price performance shown on the Stock Price Performance Graph is not necessarily indicative of future stock price performance.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG NASDAQOTC, CYPRESS BIOSC, AND NASDAQ PAHRM


                    NASDAQOTC      CYPRESS BIOSC       NASDAQ PHARM
          ---------------------------------------------------------
          1995           100               100                 100
          1996           123              68.9               100.3
          1997         150.7              51.1               103.7
          1998         212.5             106.7                 132
          1999         394.9              64.4                 248
          2000         237.6              21.1               308.5

   The above comparison assumes $100 was invested in the Company's Common Stock and each index on December 31, 1995.

--------
/1/This Section is not "soliciting material", is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company's filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 Certain Relationships and Related Transactions

   The Company has entered into an employment agreement with two of its executive officers, as described under the caption "Management--Employment Agreements." The Company has also granted stock options to certain of the Company's directors and executive officers. See "Management--Executive Compensation."

   The Company's Bylaws provide that it will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintain directors and officers insurance coverage.

                                 Other Matters
   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                                   /s/ Jay D. Kranzler
                                          Jay D. Kranzler
                                          Chief Executive Officer, President,
                                           Chief Financial Officer and
                                           Secretary
July 5, 2001

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Cypress Bioscience, Inc.,
Attn: Corporate Secretary, 4350 Executive Drive, Suite 325, San Diego, California 92121.

                                   Appendix A

                         CHARTER OF THE AUDIT COMMITTEE
                          Of the Board of Directors of
                            CYPRESS BIOSCIENCE, INC.

   Purpose

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

 . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

 . Review and appraise the audit efforts of the Corporation's independent auditors.

 . Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below.

  Composition

   By June 14, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least 1 member of the Committee shall have accounting or related financial management expertise.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

   The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate but shall in any event meet at least four time per year. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Corporation promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Corporation as in effect from time to time and Section 141 of the Delaware General Corporation Law.

  Responsibilities and Duties

   In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Audit Committee shall be charged with the following functions:

Documents/Reports Review

1. Review and update this Charter periodically, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3. Review the regular internal reports to management prepared by the finance department and management's response.

4. Review with financial management and the independent auditors the financial statements to be included in the Corporation's Annual Report on Form 10-K and Form10-Q prior to their filing or prior to the applicable release of earnings.

5. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

Independent Auditors

6. Recommend annually to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors and all other matters the Audit Committee deems appropriate.

7. On an annual basis, review the independent auditors and receive written statements from the independent auditors delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

8. Approve any proposed discharge of the independent auditors when circumstances warrant.

Financial Reporting Processes

9. In consultation with the independent auditors, review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors and management.

12. Review the interim financial statements for each quarterly period and any changes in accounting policy that have occurred during the interim period.

13. Discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

Process Improvement

14. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

15. Review any significant disagreement among management and the independent auditors or the finance department in connection with the preparation of the financial statements.

16. Review with the independent auditors, the finance department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

17. Confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

Ethical and Legal Compliance

18. Review activities, organizational structure, and qualifications of the finance department.

19. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

20. Review, when appropriate, with the Corporation's legal counsel, any legal matter that could have a significant impact on the organization's financial statements.

21. Report to the Board of Directors from time to time or whenever it shall be called upon to do so.

22. Investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

Perform such other functions consistent with this Charter, the Corporation's By-laws and governing law and have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing

                           CYPRESS BIOSCIENCE, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 27, 2001

     The undersigned hereby appoints Jay D. Kranzler and John N. Bonfiglio, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cypress Bioscience, Inc. (the "Company") which the undersigned may be entitled to vote at the 2001 Annual Meeting of Stockholders of Cypress Bioscience, Inc. to be held on July 27, 2001 at 11:00 a.m. local time at the La Jolla Marriot, located at 4240 La Jolla Village Drive, La Jolla, California 92037, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this proxy will be voted FOR the nominees listed in proposal 1 and FOR proposal 2, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

Management recommends a vote for the nominees for director listed below.

Proposal 1:  To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

[_]  For the nominees listed below         [_]  Withhold Authority to
     (except as marked to the contrary          vote for all nominees
     below).                                    listed below.

     Nominees:  Samuel D. Anderson
                Jack H. Vaughn

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   (Continued and to be signed on other side)

                          (Continued from other side)

Management recommends a vote for Proposal 2.

Proposal 2  To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

            [_]  For        [_]  Against       [_]  Abstain

Dated:               , 2001
      ---------------               --------------------------------------------

                                    --------------------------------------------
                                                    SIGNATURE(S)

                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.